      As filed with the Securities and Exchange Commission on June 11, 1999.
                                                  Registration No. 333-_______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           THOMAS & BETTS CORPORATION
             (Exact name of registrant as specified in its charter)

             TENNESSEE                            22-1326940
     (State or other jurisdiction of     (I.R.S. Employer Identification No.)
     incorporation or organization)
                               8155 T&B Boulevard
                            Memphis, Tennessee 38125
                                 (901) 252-8000

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                JERRY KRONENBERG
                 Vice President - General Counsel and Secretary
                               8155 T&B Boulevard
                            Memphis, Tennessee 38125
                                 (901) 252-8000
   (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                     COPIES TO:
                                ANNE HAMBLIN SCHIAVE
                               McBride Baker & Coles
                        500 West Madison Street, 40th Floor
                              Chicago, Illinois 60661

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                          CALCULATION OF REGISTRATION FEE

                                                                 Proposed            Proposed
                                                                 Maximum             Maximum
                                                                 Aggregate           Aggregate      Amount of
Title of Each Class of             Amount To                     Price Per           Offering       Registration
Securities Being Registered        Be Registered                 Unit(1)             Price(1)       Fee
---------------------------        -------------                 ---------           ---------      ------------
Common Stock, $.10 par value,
and Rights                         16,145                        $46.15625           $745,193       $207.17

___________
(1) Estimated solely for purposes of determining the registration fee.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                             SUBJECT TO COMPLETION

PROSPECTUS

                           THOMAS & BETTS CORPORATION
                                  COMMON STOCK

                                 16,145 SHARES

     The shareholders of Thomas & Betts Corporation ("Thomas & Betts", the "Registrant" "we", "us" or "our") listed below are offering and selling 16,145 shares of Thomas & Betts common stock, $0.10 par value per share, under this prospectus.

     The selling shareholders obtained their shares of Thomas & Betts common stock on July 2, 1998 when we acquired all of the issued and outstanding capital stock of Telecommunication Devices, Inc. and its affiliates.

     The selling shareholders may offer their Thomas & Betts common stock through public or private transactions, on the New York Stock Exchange or in the over-the-counter market, at prevailing market prices, or at privately negotiated prices. We will pay all the expenses of the registration of common stock by the selling shareholders other than underwriting discounts and commissions and transfer taxes, if any. We estimate these expenses will be $39,000.

     Our common stock is listed on the New York Stock Exchange under the symbol "TNB." On June 9, 1999, the closing price of Thomas & Betts common stock was $46.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORS HAS APPROVED OR DISAPPROVED OF THE THOMAS & BETTS COMMON STOCK TO BE ISSUED UNDER THIS DOCUMENT OR DETERMINED IF THIS DOCUMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is June ____, 1999

     A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE. INFORMATION CONTAINED IN THIS PROSPECTUS IS SUBJECT TO COMPLETION OR AMENDMENT.

                           THOMAS & BETTS CORPORATION

     Thomas & Betts designs, manufactures and markets, on a global basis, electrical and electronic connectors and components and has manufacturing facilities and marketing activities in North America, Europe and the Far East. Our products are sold worldwide through electrical, electronic and HVAC distributors, mass merchandisers, catalogs and home centers, and directly to original equipment manufacturer ("OEM") markets.

     Thomas & Betts operates in three business segments -- Electrical, Electronic OEM and Communications. The Electrical segment includes a broad package of electrical connectors, components and accessories -- primarily fasteners, fittings, connectors, boxes and covers, metal framing, grounding and lighting. Electrical construction and maintenance components are sold primarily in North America, and manufactured and assembled at facilities located in the United States, Puerto Rico, Canada and Mexico. The Electronic OEM segment manufactures and markets electronic connectors and components for use in high-speed professional electronics, mobile communications and automotive applications involving miniaturization, surface-mounts, electro-magnetic interference and multiplexing. Electronic components are sold in North America, Europe and Asia, and manufactured at facilities in the United States, Europe, Mexico, Japan and Singapore. The Communications segment manufactures and sells a package of drop-line hardware, connectors, fasteners, fiber optics, grounding and accessories for use in cable television, telecommunications and data communications network applications in the United States, Europe and Canada. We also produce heaters, heating and ventilation systems and transmission poles and towers for transmission and distribution of electric power which are sold primarily in North America and Europe and manufactured in the United States, Europe and Mexico.

     Selective acquisitions have been made to broaden Thomas & Betts' business worldwide. We are currently evaluating several acquisition possibilities and expect to do so from time to time in the future. We will finance acquisitions through the issuance of private or public debt or equity, internally generated funds or a combination of the foregoing.

     Thomas & Betts was established in 1898 as a sales agency for electrical wires and raceways and was incorporated in New Jersey in 1917 and reincorporated in Tennessee in May 1996. Our executive offices are located at 8155 T&B Boulevard, Memphis, Tennessee 38215, telephone number (901) 252-8000.


                                USE OF PROCEEDS

   All net proceeds from the sale of Thomas & Betts shares of common stock will go to the selling shareholders. Thomas & Betts will not receive any of the proceeds from the sale of these shares.

                          DESCRIPTION OF CAPITAL STOCK

     The summary of the terms of the capital stock of Thomas & Betts set forth below does not purport to be complete and is qualified by reference to our charter and bylaws.

AUTHORIZED CAPITAL STOCK

     The authorized capital stock of Thomas & Betts currently consists of 250,000,000 shares of common stock, $0.10 par value, and 1,000,000 shares of preferred stock, $0.10 par value, issuable in series. As of June 9, 1999, there were outstanding 56,880,149 shares of Thomas & Betts common stock. As of June 9, 1999, there were no shares of Thomas & Betts preferred stock outstanding, but 300,000 shares of Thomas & Betts preferred stock have been reserved in connection with the Thomas & Betts Series A Participating Cumulative Preferred Stock Purchase Rights described below under "Preferred Stock Purchase Rights."

COMMON STOCK

     A holder of Thomas & Betts common stock is entitled to one vote per share for each share held of record on all matters voted on by shareholders, including the election of directors, and is entitled to participate equally in dividends when and as such dividends may be declared by the Thomas & Betts board of directors out of legally available funds. As a Tennessee corporation, we are subject to statutory limitations on the declaration and payment of dividends. In the event of a liquidation, dissolution or winding up of Thomas & Betts, holders of Thomas & Betts common stock have the right to a ratable portion of assets remaining after satisfaction in full of the prior rights of creditors, including holders of Thomas & Betts indebtedness, all liabilities and the aggregate liquidation preferences of any outstanding shares of Thomas & Betts preferred stock. The holders of Thomas & Betts common stock have no conversion, redemption, preemptive or cumulative voting rights. All outstanding shares of Thomas & Betts common stock are validly issued, fully paid and non-assessable.

     DIVIDENDS

     Holders of Thomas & Betts common stock are entitled to receive dividends when, as and if declared by the Thomas & Betts board of directors out of funds legally available subject to the rights of the holders of any outstanding shares of Thomas & Betts preferred stock. The holders of Thomas & Betts common stock will share equally, share for share, in such dividends.

PREFERRED STOCK

     As of June 9, 1999, no shares of Thomas & Betts preferred stock were issued or outstanding. Under our charter, the Thomas & Betts board of directors has the authority, without further shareholder approval but subject to certain limitations set forth in our charter, to create one or more series of Thomas & Betts preferred stock, to issue shares of Thomas & Betts preferred stock in such series up to the maximum number of shares of the relevant class of Thomas & Betts preferred stock authorized, and to determine the preferences, rights, privileges and restrictions of any such series, including the dividend rights, voting rights, rights and terms of redemption, liquidation preferences, the number of shares constituting any such series and the designation of such series.

VOTING RIGHTS

     Holders of the Thomas & Betts preferred stock will have no right to vote for the election of directors of Thomas & Betts or on any other matter unless a vote of such class is required by Tennessee law, our charter or a series resolution by the Thomas & Betts board of directors.

TRANSFER AGENT AND REGISTRAR AGENT

     First Chicago Trust Company, a division of Equiserve, P.O. Box 2536, Mail Stop 4694, Jersey City, New Jersey 07303-2536, is the transfer agent and registrar for the Thomas & Betts common stock.

PREFERRED STOCK PURCHASE RIGHTS

     On December 3, 1997, our board of directors declared a dividend of one preferred stock purchase right (a "Right") for each outstanding share of common stock payable to holders of record as of the close of business on December 15, 1997. Shares of common stock issued after that date and prior to the distribution date (or, if sooner, December 15, 2000) will be issued with a Right attached so that all shares of common stock outstanding prior to the distribution date will have Rights attached.

     The distribution date will occur upon the earlier of:

          - 10 days following a public announcement or a later day as determined by a majority of the Continuing Directors (as defined below), that a person has acquired beneficial ownership of 15% or more of the outstanding shares of common stock (an "Acquiring Person"); or

          - 10 days following (or a later day as determined by a majority of the Continuing Directors) the date of the commencement of a tender or exchange offer by any person which would, if consummated, result in that person becoming an Acquiring Person.

     "Continuing Director" means any member of the Thomas & Betts board of directors who was a member of the Thomas & Betts board of directors prior to the time an Acquiring Person becomes an Acquiring Person or any person who is subsequently elected to the Thomas & Betts board of directors if that person is recommended or approved by a majority of the Continuing Directors. Continuing Directors do not include an Acquiring Person, an affiliate or associate of an Acquiring Person or any representative or nominee of the foregoing.

     Prior to the distribution date:

          -    common stock certificates will evidence the Rights;

          -    Rights will transfer with the common stock;

          - registered holders of the common stock will be deemed to be registered holders of the associated Rights; and

          -    the Rights are not exercisable.

     After the distribution date:

          - First Chicago Trust Company, a division of Equiserve, will mail separate certificates evidencing the Rights to each record holder of the Thomas & Betts common stock as of the close of business on the distribution date;

          -    the Rights will be transferable separately from the common stock;
               and

          - each Right will be exercisable to purchase, for $200, one two-hundredths of a share of Series A Participating Cumulative Preferred Stock, $0.10 par value per share.

     The terms and conditions of the Rights are set forth in a Rights Agreement dated as of December 3, 1997 between Thomas & Betts and First Chicago Trust Company, a division of Equiserve. The Rights are listed on the New York Stock Exchange.

     If any person becomes an Acquiring Person, each Right (other than Rights beneficially owned by the Acquiring Person and certain affiliated persons) will entitle the holder to purchase, for $200, a number of shares of common stock having a market value of $400.

          If, after any person has become an Acquiring Person, (1) Thomas & Betts is involved in a merger or other business combination in which it is not the surviving corporation or its common stock is exchanged for other securities or assets, or (2) Thomas & Betts or one or more of its subsidiaries sell or otherwise transfer assets or earning power aggregating more than 50% of the assets or earning power of Thomas & Betts and its subsidiaries, taken as a whole, then each Right will entitle the holder to purchase, for $200, a number of shares of common stock of the other party to the business combination or sale (or in certain circumstances, an affiliate) having a market value of $400.

          At any time after any person has become an Acquiring Person (but before any person becomes the beneficial owner of 50% or more of the outstanding shares of common stock), a majority of the Continuing Directors may exchange all or part of the Rights (other than Rights beneficially owned by an Acquiring Person and certain affiliated persons) for shares of Thomas & Betts common stock at an exchange ratio of one share of common stock per Right.

      The Thomas & Betts board of directors may redeem all of the Rights at a price of $.005 per Right at any time prior to the close of business on the 10th day after a person has acquired beneficial ownership of 15% or more of the outstanding shares of Thomas & Betts common stock or a later date as may be designated by a majority of the Continuing Directors.

           The Rights will expire on December 15, 2000, unless earlier exchanged or redeemed. The Rights may have an effect of delaying, deferring or preventing a change of control of Thomas & Betts.


                              SELLING SHAREHOLDERS

     The selling shareholders have acquired 16,145 shares of common stock offered by this prospectus from Thomas & Betts pursuant to an Acquisition Agreement and Plan of Reorganization dated July 2, 1998 by and among Thomas & Betts and the owners of record of all of the issued and outstanding capital stock of Telecommunication Devices, Inc. and its affiliates, pursuant to which Telecommunication Devices, Inc. became a wholly-owned subsidiary of Thomas & Betts.

     We may from time to time supplement or amend this prospectus, as required, to provide other information with respect to the selling shareholders.

     The following table sets forth certain information regarding ownership of the selling shareholders' shares. None of the selling shareholders owns in excess of 1% of the Thomas & Betts common stock. No estimate can be given as to the amount of the common stock that will be held by selling shareholders upon termination of this offering, because the selling shareholders may offer all, part or none of the common stock which they hold pursuant to the offering contemplated by this prospectus and because their offering is not being underwritten on a firm commitment basis. Except as set forth in the table below, none of the selling shareholders holds any position or office with, has been employed by, or otherwise has a material relationship with Thomas & Betts, or any of its predecessors or affiliates, other than as equity holders, creditors or employees of Telecommunication Devices, Inc.





 NAME OF                                      NUMBER OF SHARES       NUMBER OF
 SELLING SHAREHOLDER                              BENEFICIALLY    SHARES BEING
                                                         OWNED         OFFERED
------------------------------------------------------------------------------
 Megan L. Barnhart, as Trustee of the Megan
 L. Barnhart Trust dated May 20, 1996, or
 her successor in trust (1)                             15,939             792

 Lisa J. Becker, as Trustee of the Lisa J.
 Becker Trust No. 1 dated October 1, 1997,
 or her successor in trust (1)                          26,157             962

 Molly L. Eliason, as Trustee of the Molly
 L. Eliason Trust dated May 20, 1996, or her
 successor in trust (1)                                 15,939             792

 Doris I. McHale, as Trustee of the Doris I.
 McHale Revocable Trust No. 1 dated October
 1, 1997, or her successor in trust  (2)               189,441           5,388

 John R. McHale, as Trustee of the John R.
 McHale Trust No. 1 dated February 27,


                                      7


 1996, or his successor in trust (1)                    17,501             962

 Kelly McHale Roberts, as Trustee of the
 Kelly McHale Roberts Trust dated February
 1, 1999 (1)                                             5,000             963

 Michael C. Snyder and Karen Snyder (1)                 17,605           1,347

 Michael C. Snyder, as Trustee of the
 Richard C. Snyder Flint Trust dated
 November 18, 1998 (1) (3)                              64,875           4,939

_____________
(1) Ms. Barnhart, Ms. Becker, Ms. Eliason, Mr. McHale, Ms. Roberts, and Mr. Michael C. Snyder, as individuals, beneficially own shares which are not being offered for sale under this prospectus, in the following amounts: Ms. Barnhart - 1,816 shares; Ms. Becker - 2,018 shares; Ms. Eliason - 1,816 shares; Mr. McHale - 2,018 shares; Ms. Roberts - 9,019 shares; and Mr. Michael C. Snyder - 12,614 shares. Mr. Richard C. Snyder, as Trustee of the Richard C. Snyder Trust No. 1 dated October 4, 1996 beneficially owns 46,241 shares which are not being offered under this prospectus.

(2) Ms. McHale served as chairman and a director of Telecommunication Devices, Inc. within the past three years.

(3) Mr. Richard C. Snyder served as vice chairman and a director of Telecommunication Devices, Inc. within the past three years.

                             PLAN OF DISTRIBUTION

     The selling shareholders may offer or sell any or all of their shares from time to time (i) to or through underwriters or dealers, (ii) directly to one or more other purchasers, (iii) through agents on a best-efforts basis, or (iv) through a combination of these methods of sale. The selling shareholders may also include donees or pledgees selling shares received from a named selling shareholder after the date of this prospectus.

     The selling shareholders, or their pledgees, donees, transferees or other successors in interest, may sell their shares at various times in one or more of the following transactions:

          - a block trade in which a broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

          - purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

          - an exchange distribution in accordance with the rules of such exchange; or

          - ordinary brokerage transactions and transactions in which the broker solicits purchasers.

     Sales may be made on one or more exchanges or in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. In effecting sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from selling shareholders in amounts to be negotiated prior to the sale. In addition, any securities covered by this prospectus which qualify for sale pursuant to SEC Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

     The selling shareholders and any underwriters, dealers or agents that participate in the distribution of their shares may be deemed to be underwriters within the meaning of the Securities Act of 1933, and any profit on the sale of their shares by them and any discounts, commissions or concessions received by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. The selling shareholders may sell their shares from time to time in one or more transactions at a fixed offering price, at varying prices determined at the time of sale or at negotiated prices. Prices will be determined by the selling shareholders or by an agreement between the selling shareholders and underwriters or dealers. Brokers or dealers acting in connection with the sale of common stock contemplated by this prospectus may receive fees or commissions in connection with stock sales.

     At the time a particular offer of common stock is made, to the extent required by the SEC, a supplement to this prospectus will be distributed which will identify and set forth the following:

          - the aggregate number of shares of common stock being offered and the terms of the offering;

          -    the name or names of any underwriters, dealers or agents;

          - the purchase price paid by any underwriter for the selling shareholder's shares;

          - any discounts, commissions and other items constituting compensation from the selling shareholders or Thomas & Betts;

          - any discounts, commissions or concessions allowed or reallowed or paid to dealers, including the proposed selling price to the public; and

          - if a selling shareholder notifies Thomas & Betts that a donee or pledgee intends to sell more than 1,000 shares.

     A supplement to this prospectus and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the common stock.

     Under applicable rules and regulations of the Securities and Exchange Act of 1934, any person engaged in a distribution of common stock may not simultaneously engage in market making activities with respect to the common stock for a period of nine business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the selling shareholders and any person participating in the distribution of their shares will be subject to applicable provisions of the Securities and Exchange Act of 1934 and the rules and regulations thereunder including, without limitation, the rules and regulations under Regulation M, which provisions may limit the timing of purchases and sales of the shares by the selling shareholders.

     In order to comply with certain states securities laws, if applicable, the selling shareholders will only sell their shares through registered or licensed brokers or dealers. In certain states, the selling shareholders may need to register or qualify for sale of their shares in that state, unless an exemption from registration or qualification is available.

     Thomas & Betts has agreed to indemnify the selling shareholders and certain other persons against certain liabilities, including liabilities arising under the Securities Act of 1933.

                                   LEGAL MATTERS

     Unless otherwise indicated in a prospectus supplement relating to the selling shareholders' shares, Jerry Kronenberg, Vice President - General Counsel and Secretary of Thomas & Betts, will issue an opinion about the legality of the shares.

                                      EXPERTS

     The consolidated financial statements of Thomas & Betts and its consolidated subsidiaries as of January 3, 1999 and for each of the years in the three-year period ended January 3, 1999, incorporated in this Prospectus by referenced from the Annual Report on Form 10-K of Thomas & Betts for year ended January 3, 1999, as amended by our Form 10-K/A, have been audited by KPMG LLP as stated in their report, which is incorporated herein by reference. Such financial statements of Thomas & Betts and its consolidated subsidiaries have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.



                        WHERE YOU CAN FIND MORE INFORMATION

     Thomas & Betts files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov."

     This Prospectus constitutes a part of a Form S-3 Registration Statement filed with the SEC by Thomas & Betts. As allowed by SEC rules, this document does not contain all the information you can find in the Registration Statement or the exhibits to the Registration Statement.

     The SEC allows us to "incorporate by reference" information into this document, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information in this document. This document incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about our company and its financial performance.


THOMAS & BETTS SEC FILINGS (FILE        PERIOD
NO. 1-4682)

Annual Report on Form 10-K              Fiscal Year ended January 3, 1999
Quarterly Report on Form 10-Q           Fiscal Quarter ended April 4, 1999
Annual Report on Form 10-K/A            Fiscal Year ended January 3, 1999
Quarterly Report on Form 10-Q/A         Fiscal Quarter ended April 4, 1999
Current Reports on Form 8-K             DATED               FILED
                                        -----               -----
                                        January 27, 1999    February 1, 1999
                                        February 3, 1999    February 12, 1999


                                      11


                                        February 5, 1999    February 5, 1999
                                        April 28, 1999      May 4, 1999
Report on Form 8-A                      December 12, 1997   December 15, 1997
Report on Form 8B                       May 2, 1996         May 2, 1996

     We are also incorporating by reference additional documents that we file with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this document. You can obtain a copy of any or all of the documents incorporated by reference through us or the SEC. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this document. Shareholders may obtain documents incorporated by reference in this document by requesting them in writing or by telephone at the following address:

          Thomas & Betts Corporation
          8155 T&B Boulevard
          Memphis, Tennessee 38125
          (901) 252-5962
          Attn: Renee Johansen
                Director-Investor Relations

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following are the estimated expenses of the issuance and distribution of the securities (other than underwriting discounts and commissions) being registered, all of which will be paid by the Registrant.

Registration fee ......................................        $      207.17
Printing and engraving expenses .......................               500.00
Transfer agent and registrar fees .....................             5,000.00
Auditors' fees and expenses ...........................            10,000.00
Legal fees and expenses ...............................            20,000.00
New York Stock Exchange Listing fee ...................             1,500.00
Miscellaneous .........................................             1,000.00
                                                                      792.83
                                                               -------------
                Total .................................        $   39,000.00

ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     In accordance with Section 48-12-102 of the Tennessee Code Annotated, which permits Tennessee corporations to include provisions in their charter limiting the liability of officers and directors, Article VIII of the Registrant's Amended and Restated Charter provides:

            No person who is or was a director of the corporation, or such person's heirs, executors or administrators, shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this provision shall not eliminate or limit the liability of any such party (i) for any breach of a director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for unlawful distributions under the Tennessee Business Corporation Act. Any repeal or modification of the provisions of this Article VIII, directly or by the adoption of an inconsistent provision of this Charter, shall not adversely affect any right or protection in favor of a particular individual at the time of such repeal or modification.

     Sections 48-18-501 through 48-18-509 of the Tennessee Code Annotated confer broad powers upon corporations incorporated in Tennessee with respect to indemnification of any person against liabilities incurred by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of another enterprise, or the legal representative of any such director, officer, trustee, employee or agent. The provisions of Sections 48-18-501 through 48-18-509 are not exclusive of any other rights to which those seeking indemnification may be entitled under any certificate of incorporation, bylaw, agreement, vote of shareholders or otherwise. Section 48-18-509 also provides that powers granted pursuant to Sections 48-18-501 through 48-18-509 may be exercised by the corporation notwithstanding the absence of any provision in its certificate of incorporation or bylaws authorizing the exercise of such powers.

     Article 5 of the Registrant's bylaws provides:

              Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized or permitted by the Tennessee Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Section shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Tennessee Business Corporation Act requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise.

              Section 2. Right of Claimant to Bring Suit. If a claim under
              Section 1 of this Article is not paid in full by the Corporation within ninety days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Tennessee Business Corporation Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Tennessee Business Corporation Act, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

              Section 3. Non-Exclusivity of Rights; Continuation of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Charter, Bylaw, agreement, vote of shareholders or disinterested directors or otherwise. All rights to indemnification under this Article shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this Article is in effect. Any repeal or modification of this Article or any repeal or modification of relevant provisions of the Tennessee Business Corporation Act or any other applicable laws shall not in any way diminish any rights to indemnification of such director or officer or the obligations of the Corporation arising hereunder.

              Section 4. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director or officer of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Tennessee Business Corporation Act.

     The Registrant has a liability insurance policy in effect, which covers certain claims against any officer or director of the Registrant by reason of certain breaches of duty, neglect, errors or omissions committed by such person in his or her capacity as an officer or director.

ITEM 16.      LIST OF EXHIBITS.


Exhibit
Number                             Description of Exhibits
------                             -----------------------
4         Description of relevant portions of the Registrant's Amended and
          Restated Charter defining rights of holders of its common stock
          (incorporated by reference from the Registrant's Report on Form 8B dated May 2, 1996); description of the terms and conditions of the
          Series A Participating Cumulative Preferred Stock Purchase Rights set
          forth in a Rights Agreement dated as of December 3, 1997 between the
          Registrant and First Chicago Trust Company, a division of Equiserve, as Rights Agent (incorporated by reference from the Registrant's
          Registration Statement on Form 8-A dated December 12, 1997).

5         Opinion of Jerry Kronenberg, Vice President - General Counsel and
          Secretary of the Registrant.

23.1      Consent of KPMG LLP, independent public accountants.

23.2      Consent of Jerry Kronenberg (included in Exhibit 5).

24        Powers of Attorney

ITEM 17.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:


          (a)(1)(i) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (ii) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement, or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(l)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on this 10th day of June, 1999.

                                   THOMAS & BETTS CORPORATION
                                       (Registrant)
                                   By:
                                       /s/ Jerry Kronenberg
                                       --------------------------------------
                                       Jerry Kronenberg
                                       Vice President - General Counsel and
                                       Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                                   CAPACITY                                            DATE
---------                                   --------                                            ----
                                            President, Chief Executive Officer
                                            and Director
/s/ Clyde R. Moore *                        (Principal Executive Officer)
----------------------------------
Clyde R. Moore

/s/ Fred R. Jones *                         Vice President - Chief Financial Officer
----------------------------------          (Principal Financial
Fred R. Jones                               Officer and Principal Accounting Officer)

/s/ Ernest H. Drew *                        Director
----------------------------------
Ernest H. Drew

/s/ T. Kevin Dunnigan *
----------------------------------          Chairman of the Board and
T. Kevin Dunnigan                           Director

/s/ Jeananne K. Hauswald *
----------------------------------          Director
Jeananne K. Hauswald


SIGNATURE                                   CAPACITY                                            DATE
---------                                   --------                                            ----
/s/ Ronald B. Kalich, Sr. *
----------------------------------          Director
Ronald B. Kalich, Sr.

/s/ Robert A. Kenkel *
----------------------------------          Director
Robert A. Kenkel

/s/ Kenneth R. Masterson *
----------------------------------          Director
Kenneth R. Masterson

/s/ Thomas C. McDermott *
----------------------------------          Director
Thomas C. McDermott

/s/ Jean-Paul Richard *
----------------------------------          Director
Jean-Paul Richard

/s/ Jerre L. Stead *
----------------------------------          Director
Jerre L. Stead

/s/ William H. Waltrip *
----------------------------------          Director
William H. Waltrip

     *By: /s/ Jerry Kronenberg                                                                  June 10, 1999
          ------------------------
          Jerry Kronenberg

     As attorney-in-fact for the above-named
     officers and directors pursuant to
     powers of attorney duly executed by
     such persons.

                                 EXHIBIT INDEX



Exhibit
Number                             Description of Exhibits
------                             -----------------------
4         Description of relevant portions of the Registrant's Amended and
          Restated Charter defining rights of holders of its common stock
          (incorporated by reference from the Registrant's Report on Form 8B dated May 2, 1996); Description of the terms and conditions of the
          Series A Participating Cumulative Preferred Stock Purchase Rights
          set forth in a Rights Agreement dated as of December 3, 1997 between the Registrant and First Chicago Trust Company, a division of
          Equiserve, as Rights Agent (incorporated by reference from the
          Registrant's Registration  Statement on Form 8-A dated December 12,
          1997).

5         Opinion of Jerry Kronenberg, Vice President - General Counsel and
          Secretary of the Registrant.

23.1      Consent of KPMG LLP, independent public accountants.

23.2      Consent of Jerry Kronenberg (included in Exhibit 5).

24        Powers of Attorney